SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 17, 2004

Date of Report (date of earliest event reported)

NOTIFY TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

California	000-23025	77-0382248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1054 S. De Anza Blvd., Suite 105

San Jose, CA 95129

(Address of principal executive offices)

(408) 777-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On November 15, 2004, Notify Technology Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Gordon S. Faulmann in connection with his employment as the Company’s Vice President of Business Development. The terms of the Employment Agreement provides Mr. Faulmann with a base compensation and participation in an annual commission plan and quarterly bonus plan based on target objectives identified annually by the Board. Under the Employment Agreement, Mr. Faulmann is eligible to participate in the employee benefit plans and employee compensation programs maintained by the Company applicable to other key employees of the Company, including (without limitation) life, disability, accident and other insurance programs, and paid vacations. The terms of the Employment Agreement provide that in the event of the termination of Mr. Faulmann’s employment following a change of control, Mr. Faulmann is entitled to receive his base compensation for six months and the maximum amount of Mr. Faulmann’s bonus for the fiscal quarter in which such involuntary termination occurs. If Mr. Faulmann’s voluntarily terminates employment with the Company (other than under circumstances that would give rise to an “involuntary termination”, as defined in the Employment Agreement), or is terminated for cause (as defined in the Employment Agreement), then Mr. Faulmann shall not be entitled to receive severance or other benefits. A copy of the Employment Agreement is attached as Exhibit 10.19 to this Current Report on Form 8-K attached.

The Company has agreed to grant Mr. Faulmann an option, subject to Board approval, to acquire 75,000 shares of common stock under the Notify Technology Stock Plan of 1997. The terms of the stock option will provide for vesting of shares of Common Stock of the Company over a period of three years with one-third of the shares vesting on the first anniversary of employment and the balance vesting on a monthly basis thereafter. The exercise price will be set at the market price on the day prior to the grant.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2004, Mr. Gordon S. Faulmann accepted a position as the Company’s Vice President of Business Development. A copy of the press release announcing Mr. Faulmann’s appointment is attached as Exhibit 99.01 to this current Report on Form 8-K.

The Company entered into the Employment Agreement with Mr. Faulmann, as described in Item 1.01 above.

Mr. Faulmann was recently employed by Motient Communications, a national provider of wireless data solutions to enterprise customers from March 2000 to November 2004. While at Motient, Mr. Faulmann was Director of Sales & Marketing from February 2004 until November 2004 and National Sales Manager from November 2000 until January 2004. Mr. Faulmann previously was Channel Sales Manager with BellSouth Mobility/Cingular from November 1997 until March 2000. He has also held positions with American Signature Technologies as Marketing Manager and the Florida State University as Field Director of Marketing Research. Mr. Faulmann graduated from the Florida State University with a BS degree in Business Administration/Finance.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.19	Employment Agreement dated November 15, 2004 between the Company and Gordon S. Faulmann.

99.01	Press Release dated November 16, 2004 of Notify Technology Corporation announcing the appointment of Gordon S. Faulmann as Vice President of Business Development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2004

NOTIFY TECHNOLOGY CORPORATION

By:	/s/ Gerald W. Rice
Gerald W. Rice, Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
10.19	Employment Agreement dated November 15, 2004 between the Company and Gordon S. Faulmann.

99.01	Press Release dated November 16, 2004 of Notify Technology Corporation announcing the appointment of Gordon S. Faulmann as Vice President of Business Development.